UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 27, 2009
MATRIXX INITIATIVES, INC.

(Exact Name of Registrant as Specified in Its Charter)
DELAWARE

(State or Other Jurisdiction of Incorporation)

001-31404	87-0482806

(Commission File Number)	(IRS Employer Identification No.)

8515 E. Anderson Drive, Scottsdale, Arizona	85255

(Address of Principal Executive Offices)	(Zip Code)
(602) 385-8888

(Registrant’s Telephone Number, Including Area Code)
NONE

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Securities Litigation
On October 28, 2009, the United States Court of Appeals, Ninth Circuit, issued its opinion in the Siracusano, et. al. vs. Matrixx Initiatives, Inc., et. al., Case No. 2:04-CV-866. (See the Company’s Quarterly Report on Form 10-Q filed August 10, 2009, “Notes to Consolidated Financial Statements (Unaudited), Note 7 – Legal Proceedings.”) The Court of Appeals reversed the decision of the United States District Court, District of Arizona, which had dismissed the case. The case will now proceed in the District Court unless the Company determines to seek a review of the Court of Appeals’ decision. The Company is currently evaluating its options.
Recall Related Litigation
On October 27, 2009, the Company agreed to terms to settle its litigation with Capricorn Pharma, Inc. (“Capricorn”), a former manufacturer of certain of the Company’s oral delivery Cold Remedy products. Litigation between the Company and Capricorn related to claims by the Company for the recovery of expenses incurred in connection with Capricorn’s recall, in June 2008, of certain lots of products, and claims by Capricorn for infringement of certain intellectual property rights claimed by Capricorn (See the Company’s Quarterly Report on Form 10-Q filed August 10, 2009, “Notes to Consolidated Financial Statements (Unaudited), Note 7 – Legal Proceedings”). In connection with the settlement, Capricorn agreed to pay the Company $350,000 as reimbursement for recall-related expenses and granted the Company a limited license to certain of Capricorn’s patents. In addition, the Company will retain ownership of the RapidMelts trademark for its products, although Capricorn will be able to use the mark RapidMelt for its non-cold remedy products now, and beginning after a period of three years from the settlement date, in connection with cold remedy products.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXX INITIATIVES, INC.
(Registrant)

/s/ William J. Hemelt

William J. Hemelt
President and Chief Executive Officer
Date: October 30, 2009

3